United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(50,570)
Unrealized Gain (Loss) on Market Value of Futures	(515,970)
Dividend Income	303
Interest Income	202
Total Income (Loss)	$(566,035)

Expenses
General Partner Management Fees	$17,079
Brokerage Commissions	393
NYMEX License Fee	341
Prepaid Insurance Expense	322
Non-interested Directors' Fees and Expenses	283
Other Expenses	15,660
Total Expenses	34,078
Expense Waiver	(12,244)
Net Expenses	$21,834
Net Income (Loss)	$(587,869)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/13	$27,642,221
Net Income (Loss)	(587,869)

Net Asset Value End of Month	$27,054,352
Net Asset Value Per Unit (1,600,000 Units)	$16.91

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612